Exhibit 10.1

FORBEARANCE AND AMENDMENT AGREEMENT

This FORBEARANCE AND AMENDMENT AGREEMENT, dated as of January 26, 2017 (this “Agreement”), is made by and among ALLIQUA BIOMEDICAL, INC., a Delaware Corporation (the “Borrower”), AQUAMED TECHNOLOGIES, INC., a Delaware corporation (the “Guarantor”; the Borrower and the Guarantor are each also referred to herein individually as an “Obligor” and collectively as the “Obligors”) and PERCEPTIVE CREDIT HOLDINGS, L.P., a Delaware limited partnership (the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Credit Agreement and Guaranty, dated as of May 29, 2015 (the “Credit Agreement”);

WHEREAS, pursuant to Section 8.4(b) of the Credit Agreement, (a) Consolidated Total Revenue of the Borrower for the twelve consecutive month period ended September 30, 2016 was required to be $22,250,000 and (b) Consolidated Total Revenue of the Borrower for the twelve consecutive month period ended December 31, 2016 was required to be $24,600,000;

WHEREAS, the Borrower has requested that the Lender agree to certain amendments and modifications to the Credit Agreement as further described herein; and

WHEREAS, the Lender is willing to agree to such amendments and modifications subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

Article I
definitions

SECTION 1.1.     Certain Terms. The following terms (whether or not highlighted in bold and/or italics) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agreement” is defined in the preamble.

“Borrower” is defined in the preamble.

“Chesapeake Contribution and Merger Agreement” means, collectively, that certain Contribution Agreement and Plan of Merger, dated as of October 5, 2016, as subsequently amended or otherwise modified, among the Company, Alliqua Holdings, Inc., a wholly owned Subsidiary of the Company (“New Alliqua”), Chesapeake Merger Corp., a wholly owned subsidiary of Alliqua Holdings, Inc. (“Chesapeake Merger Corp”) and Soluble Systems, LLC and all exhibits, addendums and other ancillary documents and instruments relative thereto or all or any portion of the Chesapeake Transaction.

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“Chesapeake Merger Corp” has the meaning provided within the definition of “Chesapeake Contribution and Merger Agreement”.

“Chesapeake Transaction” means the transactions contemplated pursuant to the Chesapeake Contribution and Merger Agreement, including (i) the proposed reorganization resulting from the merger of Chesapeake Merger Corp with and into the Borrower, (ii) the conversion of the Borrower’s Common Stock into common stock, par value $0.001 per share, of New Alliqua, and (iii) the contribution by Soluble Systems, LLC of substantially all of its assets to the surviving corporation of the above referenced merger.

“Credit Agreement” is defined in first recital.

“Forbearance and Amendment Effective Date” is defined in Article IV.

“Guarantor” is defined in the preamble.

“Lender” is defined in the preamble.

“New Alliqua” has the meaning provided within the definition of “Chesapeake Contribution and Merger Agreement”.

“Obligor” is defined in the preamble.

“Specified Defaults” is defined in Section 2.1(a).

“Termination Date” is defined in Section 2.1(b).

Article II
FORBEARANCE, ETC.

SECTION 2.1.     Forbearance, etc.

(a)          The Borrower acknowledges and agrees that it was in Default of Section 8.4(b) of the Credit Agreement as of both September 30, 2016 and December 31, 2016 (such Defaults being herein referred to as the “Specified Defaults”). The Lender hereby agrees that, with respect to the Specified Defaults (but only the Specified Defaults), it will refrain and forebear from exercising or pursuing any rights or remedies under the Credit Agreement or otherwise (including imposing a default rate of interest in respect of the Specified Defaults pursuant to Section 3.6 of the Credit Agreement) or any other Loan Document until (but only until) the Termination Date. Any term or provision hereof to the contrary notwithstanding, the Lender is not waiving any of its rights or remedies with respect to the Specified Defaults or any other Default, but instead is simply agreeing not to take remedial action with respect to the Specified Defaults until the Termination Date.

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(b)       The “Termination Date” shall mean the earlier of (i) March 31, 2017, (ii) the date when the Lender becomes aware that any other Default (other than any Specified Default) has occurred and is continuing, and (iii) the date on which the Lender becomes aware that the Chesapeake Transaction will not be consummated and the Chesapeake Contribution and Merger Agreement has been terminated. Upon the occurrence of the Termination Date the Lender may, with respect to either or both of the Specified Defaults, pursue any rights and remedies available to it under the Credit Agreement or any other Loan Document, or pursuant to law or otherwise, with respect to any Defaults that have then occurred and are outstanding (including the Specified Defaults), including, but not limited to, declaring all or any portion of the outstanding principal amount of the Loan and other Obligations to be immediately due and payable, imposing a default rate of interest in respect of the Obligations in accordance with Section 3.6 of the Credit Agreement, or pursuing any or all other rights and remedies of the Lender as a secured party under the UCC, the Pledge and Security Agreement or any other Loan Document.

(c)       The Company shall not enter into any amendment or otherwise modify the Chesapeake Contribution and Merger Agreement, or waive any term, provision or condition relative thereto or to all or any portion of the Chesapeake Transaction, in each case, in a manner that is materially adverse to the interests of the Lender, without the prior written consent of the Lender. In addition, as a condition precedent to consummating the Chesapeake Transaction (or any portion thereof), in the event the Company’s common stock is (or is to be) converted into common stock of New Alliqua, prior to or simultaneously with the consummation of such conversion an amended and replacement Warrant shall have been issued by New Alliqua to the Lender (or its designee or assign) that, among other things, reflects such conversion and otherwise contains terms and provisions reasonably satisfactory to the Lender.

SECTION 2.2.  Limited Waiver. Lender hereby grants the Borrower a one-time waiver of Section 8.5 of the Credit Agreement in order to allow the Borrower to lend $350,000 to Soluble Systems LLC in order to extend the Outside Date (as defined in the Chesapeake Contribution and Merger Agreement) until February 28, 2017, in accordance with Section 11.01(d)(iii) of the Chesapeake Contribution and Merger Agreement. For the avoidance of doubt, nothing herein shall be construed as a continuing waiver of Section 8.5 or any other provision of the Loan Documents.

Article III
amendmentS TO CREDIT AGREEMENT

The provisions of the Credit Agreement referred to below are hereby amended in accordance with this Article III.  Except as expressly so amended, the parties hereto expressly acknowledge and agree that all other terms and provisions of the Credit Agreement and each other Loan Document shall continue in full force and effect without amendment or other modification of any type.

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SECTION 3.1.    Amendment to Section 8.4(a). Effective on (and subject to the occurrence of) the Forbearance and Amendment Effective Date, Section 8.4(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)       The Loan Parties, on a consolidated basis, shall maintain at all times a minimum balance of $2,000,000 in unrestricted, unencumbered cash in one or more Controlled Accounts that is free and clear of all Liens, other than Liens granted hereunder in favor of the Lender and Permitted Liens. No later than three (3) Business Days following the end of each calendar week, the Borrower shall deliver to the Lender a written statement, certified by an Authorized Officer of the Borrower, which evidences in reasonable detail the amount of unrestricted, unencumbered cash held in such Controlled Accounts as of the end of the previous calendar week;”

Article IV
conditions precedent

This Agreement shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lender (the date when all such conditions are so satisfied being the “Forbearance and Amendment Effective Date”):

SECTION 4.1.     Amended and Restated Warrant. The Lender shall have received an Amended Warrant, in the form of Exhibit A hereto, fully executed by the Borrower.

SECTION 4.2.     Chesapeake Contribution and Merger Agreement. The Lender shall have received a true and correct copy of the Chesapeake Contribution and Merger Agreement and such other documents and instruments specified in Section 5.3 below.

SECTION 4.3.     Counterparts. The Lender shall have received counterparts of this Agreement executed on behalf of the Borrowers, the Guarantor, and the Lender.

SECTION 4.4.     Effective Date Certificate. The Lender shall have received a certificate, dated as of the Forbearance and Amendment Effective Date and duly executed and delivered by an Authorized Officer of the Borrower and each Guarantor certifying as to the matters set forth in Articles V and VI hereof, in form and substance satisfactory to the Lender.

SECTION 4.5.     Costs and Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to Section 11.3 of the Credit Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Lender), if then invoiced, together with any other fees separately agreed to by the Borrower and the Lender, such fees, costs and expenses not to exceed $15,000 in the aggregate.

SECTION 4.6.     Satisfactory Legal Form, etc. All legal matters incident to the effectiveness of this Agreement shall be reasonably satisfactory to the Lender and its counsel.

Article V
Representations and Warranties

To induce the Lender to enter into this Agreement, each Obligor represents and warrants to the Lender as set forth below.

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SECTION 5.1.     Validity, etc. This Agreement and the Credit Agreement (after giving effect to this Agreement) each constitutes the legal, valid and binding obligation of each Obligor, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5.2.     Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to, this Agreement the following statements shall be true and correct:

(a)            the representations and warranties set forth in each Loan Document (as defined in the Credit Agreement) shall, in each case, be, in the case of representations and warranties qualified as to knowledge, materiality, Material Adverse Effect (as defined in the Credit Agreement) or any similar qualification, true and correct in all respects, and, in the case of those representations and warranties that are not so qualified, in all material respects, with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)            no Default (other than the Specified Defaults) shall have then occurred and be continuing.

SECTION 5.3.     Chesapeake Contribution and Merger Agreement. Attached as Exhibit B hereto is a true and correct copy of the Chesapeake Contribution and Merger Agreement, together with all exhibits and attachments thereto and all amendments, waivers and other modifications thereto since October 5, 2016.

Article VI
Confirmation

SECTION 6.1.     Reaffirmation. Each Obligor hereby consents to the modifications made to the Loan Documents pursuant to this Agreement and hereby agrees that, after giving effect to this Agreement, each Loan Document to which it is a party, and all Obligations thereunder (including the guarantees made pursuant to Article X of the Credit Agreement), are and shall continue to be in full force and effect and the same are hereby ratified in all respects, except that upon the occurrence of the Forbearance and Amendment Effective Date, all references in such Loan Documents to the “Credit Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents, as amended or otherwise modified by this Agreement.

SECTION 6.2.     Validity, etc. Each Obligor hereby represents and warrants, as of the Forbearance and Amendment Effective Date, that immediately after giving effect to this Agreement, each Loan Document, in each case as modified by this Agreement (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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Article VII
Miscellaneous

SECTION 7.1.     No Waiver. The Lender’s agreement not to pursue its rights and remedies until the occurrence of the Termination Date as described in Section 2.1 herein is temporary and limited in nature. Except as expressly provided herein, (i) nothing contained herein shall be deemed to constitute a waiver of the Specified Defaults or any other Default or Event of Default or compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties and (ii) the Lender reserves all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.

SECTION 7.2.     Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 7.3.     Integration. This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

SECTION 7.4.     Cross-References; Headings. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement. Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

SECTION 7.5.     Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article XI thereof and all rules of interpretation set forth in Article I thereof.

SECTION 7.6.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 7.7.     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 7.8.     Governing Law. This AGREEMENT shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 7.9.     Full Force and Effect; Limited Amendment. Except as expressly amended hereby, the Obligors each jointly and severally agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and shall continue to be, and shall remain, in full force and effect in all respects.  The amendments and other waivers and modifications set forth in this Agreement shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lender under the Credit Agreement or any of the Loan Documents.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ALLIQUA BIOMEDICAL, INC.,

By	/s/ Brian M. Posner
Name: Brian M. Posner
Title: CFO

GUARANTOR:

AQUAMED TECHNOLOGIES, INC.,

By	/s/ Brian M. Posner
Name: Brian M. Posner
Title: CFO

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LENDER:

PERCEPTIVE CREDIT HOLDINGS, LP

By Perceptive Credit Opportunities GP, LLC,
its general partner

By	/s/ Sandeep Dixit
Sandeep Dixit
Chief Credit Officer

By	/s/ Sam Chaula
Name: Sam Chaula
Title: Portfolio Manager

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